                                                                   Exhibit 19.1


                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK
-------------------------------------------X
In re                                      :
                                           :      Chapter 11 Case Nos.
                                           :
RHYTHMS NETCONNECTIONS INC., ET AL.,       :      01- 14283 (BRL) through
                                           :      01- 14287 (BRL)
                                           :
                  Debtors.                 :      (Jointly Administered)
                                           :
-------------------------------------------X
                        Monthly Operating Statements For
                   The Period April 1, 2002 and April 30, 2002

DEBTORS
Rhythms NetConnections Inc.
Rhythms Links Inc.
Rhythms Links Inc. - Virginia
Rhythms Leasing Inc.
RCanada, Inc.

DEBTORS' ADDRESS
9100 E. Mineral Circle
Englewood, CO 80112
                                               Monthly Disbursements $1,574,146
                                                                     ----------
DEBTORS' ATTORNEYS
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

                                   Monthly Operating Profit (Loss): $(1,591,000)
                                                                     -----------



                  The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information, contained therein is complete, accurate and truthful to the best of my knowledge.

Date:                                                      By  /s/ Susan Richart
                                                              ------------------
                                                               Susan Richart
                                                               Controller
Indicate if this is an amended statement by checking here
                                                           Amended Statement____

                           RHYTHMS NETCONNECTIONS INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                       JANUARY 31,       FEBRUARY        MARCH           APRIL
                                     ASSETS                               2002             2002           2002           2002
------------------------------------------------------------------------------------   -------------   ------------   ------------
Current assets:                                                        (unaudited)      (unaudited)    (unaudited)    (unaudited)
                                                                                                                        >
Cash and cash equivalents                                              $      6,017     $     6,723     $    5,085    $    12,529
  Short-term investments                                                    111,601         115,101         76,026         76,187
  Restricted cash                                                            49,207          44,922          4,157          4,167
  Accounts receivables, net                                                     -               -              -              -
  Loans, interest, and other receivables, net                                 4,205           2,010          1,042          1,057
  Inventory                                                                     -               -              -              -
  Prepaid expenses and other current assets                                   2,128           1,981          1,830          1,540
------------------------------------------------------------------------------------   -------------   ------------  -------------
     Total current assets                                                   173,158         170,737         88,140         95,480
------------------------------------------------------------------------------------   -------------   ------------  -------------

Furniture, fixtures and equipment, net                                        6,000           6,000          6,000            -
Collocation fees, net                                                           -               -              -              -
Investments                                                                   3,050           3,050          3,050             50
Other assets                                                                  2,874           1,848          1,848          1,848
------------------------------------------------------------------------------------   -------------   ------------  -------------

TOTAL ASSETS                                                           $    185,082     $   181,635     $   99,038    $    97,378
===================================================================================    =============   ============  =============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
------------------------------------------------------------------------------------   -------------   ------------  -------------
Current liabilities:
  Current portion of long-term debt                                    $        -       $       -       $      -      $       -
  Accounts payable - Trade
    Prepetition Liabilities                                                   6,797           5,601          4,892          4,892
    Post Petition Liabilities                                                13,644          11,065          5,192          7,322
  Interest payable                                                           31,489          31,490          6,634          6,634
  Accrued expenses                                                           14,441          14,645         14,052         11,853
  Other current liabilities                                                  11,302          11,302         11,302         11,302
Senior notes payable                                                        849,312         849,312        798,951        798,951
------------------------------------------------------------------------------------   -------------   ------------  -------------
     Total current liabilities                                              926,985         923,415        841,023        840,954
------------------------------------------------------------------------------------   -------------   ------------  -------------

Long-term Deferred Installation Revenues                                          -               -              -              -
------------------------------------------------------------------------------------   -------------   ------------  -------------
     Total liabilities                                                       926,985         923,415        841,023        840,954
------------------------------------------------------------------------------------   -------------   ------------  -------------

Mandatorily redeemable common stock warrants                                      -               -              -              -
Mandatorily redeemable preferred stock                                      505,584         509,767        513,950        513,950
------------------------------------------------------------------------------------   -------------   ------------  -------------
                                                                          1,432,569       1,433,182      1,354,973      1,354,904
Stockholders' deficit:
Common stock, $0.001 par value; 250,000,000 shares authorized;
      79,739,764 shares issued as of 2000 and 79,750,254 as of 2001              80              80             80             80
  Treasury stock, at cost none as of 2000 and 156,768 as of 2001               (472)           (472)          (472)          (472)
  Additional paid-in capital                                                330,819         326,635        322,452        322,452
  Warrants and Deferred Compensation                                         87,157          87,157         87,157         87,157

  Accumulated deficit, prior year                                        (1,663,770)     (1,663,770)    (1,663,770)    (1,663,770)
  Accumulated defict, current year                                           (1,301)         (1,177)        (1,382)        (2,973)
  Accumulated comprehensive income                                                -               -              -              -
------------------------------------------------------------------------------------   -------------   ------------  -------------
     Total stockholders' deficit                                         (1,247,487)     (1,251,547)    (1,255,935)    (1,257,526)
------------------------------------------------------------------------------------   -------------   ------------  -------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                            $    185,082     $   181,635     $   99,038    $    97,378
===================================================================================    =============   ============  =============

                           RHYTHMS NETCONNECTIONS INC.
                       CONSOLIDATED SUPPLEMENTAL SCHEDULES
                                 (IN THOUSANDS)


                                                                     JANUARY 31,     FEBRUARY 28,         31-MAR          30-APR
PREPAID AND OTHER CURRENT ASSETS                                        2002             2002              2002            2002
                                                                        ----             ----              ----            ----
                                                                    (unaudited)       (unaudited)      (unaudited)      (unaudited)
      Prepaid Maintenance Agreements                                   $ 1,473          $ 1,473          $ 1,470          $ 1,224
      Prepaid Insurance                                                    340              192               44              -
      Prepaid Other                                                        -                -                -                -
                                                                       -------          -------          -------          -------
           Subtotal                                                    $ 1,813          $ 1,665          $ 1,514          $ 1,224

      Current Deferred Installation Costs                                  -                -                -                -

      Employee Trust Assets                                                315              316              316              316

           TOTAL                                                       $ 2,128          $ 1,981          $ 1,830          $ 1,540
==============================================================================          =======          =======          =======


INVESTMENTS

      At Home Solutions                                                $ 3,000          $ 3,000          $ 3,000          $   -
      Other                                                                 50               50               50               50
                                                                       -------          -------          -------          -------

           TOTAL                                                       $ 3,050          $ 3,050          $ 3,050          $    50
==============================================================================          =======          =======          =======


OTHER ASSETS

      Deferred Business Acquisition Costs                              $   -            $   -            $   -            $   -
      Security Deposits                                                  2,874            1,848            1,848            1,848
                                                                       -------          -------          -------          -------

           TOTAL                                                       $ 2,874          $ 1,848          $ 1,848          $ 1,848
==============================================================================          =======          =======          =======


ACCRUED EXPENSES

      Operating Expenses
           Prepetition                                                 $   -            $   -            $   -            $   -
           Post Petition                                                 9,355            9,683            9,215            7,068
                                                                       -------          -------          -------          -------
             Subtotal                                                  $ 9,355          $ 9,683          $ 9,215          $ 7,068

      Accrued Wages and Benefits                                           172               21              -                -

      Accrued Sales, Use, Property, and Telecommuncation Fees            4,914            4,941            4,837            4,785
                                                                       -------          -------          -------          -------

           TOTAL                                                       $14,441          $14,645          $14,052          $11,853
==============================================================================          =======          =======          =======


OTHER CURRENT LIABILITIES

      Capital Lease Obligation                                             -                -                -                -
      Current Deferred Installation Revenues                               -                -                -                -
      Insurance Claim                                                   11,250           11,250           11,250           11,250
      Sublease Deposits                                                     52               52               52               52
                                                                       -------          -------          -------          -------

           TOTAL                                                       $11,302          $11,302          $11,302          $11,302
==============================================================================          =======          =======          =======

                             RHYTHMS NETCONNECTIONS
                      SCHEDULE OF DISBURSEMENTS BY COMPANY
                                     APR-02

                                                  OPERATING             PAYROLL               TOTAL
                  COMPANY NAME                    EXPENSES              EXPENSES           DISBURSEMENTS
Rhythms NetConnections, Inc.                   $   1,183,486         $     282,112         $    1,465,598

Rhythms Links Inc.                             $      22,850                               $       22,850

Rhythms Links Virginia, Inc.                   $         -                                 $          -

Rhythms Leasing                                $      85,698                               $       85,698

RCanada Inc.                                   $         -                                 $          -

                                              ---------------       ---------------       ----------------
               TOTAL DISBURSEMENTS             $   1,292,034         $     282,112         $    1,574,146
                                              ===============       ===============       ================

                           RHYTHMS NETCONNECTIONS INC.
                       CONSOLIDATED STATEMENT OF CASH FLOW
                                 (IN THOUSANDS)


                                                                                  QUARTER - ENDED  ONE MONTH ENDED   YEAR TO DATE
                                                                                      MARCH 31,        APRIL 30,      APRIL 30,
                                                                                   --------------   -------------   -------------
                                                                                         2002             2002            2002
--------------------------------------------------------------------------------   --------------   -------------   -------------
Cash Flows from Operating Activities:                                                                (unaudited)     (unaudited)
     Net loss                                                                       $     (1,382)    $    (1,591)    $    (2,973)
     Adjustments to reconcile net loss to net cash used for operating activities:
         Loss on Liquidation of Assets                                                       -       $       551             551
         Asset impairment and valuation                                                        5             -                 5
     Net change in working capital:
         Decrease in accounts, loans, interest, and other receivables, net                 3,999             (15)          3,984
         Decrease in prepaid expenses and other current assets                             1,808              44           1,852
         (Increase) Decreasein trust assets                                                2,311             -             2,311
         Increase(Decrease) in accounts payable                                          (10,480)          2,130          (8,350)
         (Decrease) in accrued expenses and other current liabilities                     (4,473)         (2,199)         (6,672)
--------------------------------------------------------------------------------   --------------   -------------
                Net cash used for operating activities                                    (8,212)         (1,080)         (9,292)
--------------------------------------------------------------------------------   --------------   -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases (maturities) of government securities and ST Investments                   83,253            (171)         83,082
     Proceeds from Liquidation of Assets                                                      (5)          8,695           8,690
--------------------------------------------------------------------------------   --------------   -------------   -------------
                Net cash provided by (used for) investing activities                      83,248           8,524          91,772
--------------------------------------------------------------------------------   --------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowing Repayment per Plan of Reorganization                                      (75,217)            -           (75,217)
--------------------------------------------------------------------------------   --------------   -------------   -------------
                Net cash provided by (used for) financing activities                     (75,217)            -           (75,217)
--------------------------------------------------------------------------------   --------------   -------------   -------------
Net increase in cash and cash equivalents                                                   (181)          7,444           7,263
Cash and cash equivalents at beginning of period                                           5,266           5,085           5,266
--------------------------------------------------------------------------------   --------------   -------------   -------------
Cash and cash equivalents at end of period                                          $      5,085     $    12,529          12,529
================================================================================   ==============   =============   =============
Supplemental schedule of cash flow information:
     Cash paid for interest                                                         $        -       $       -       $       -
================================================================================   ==============   =============   =============

                           RHYTHMS NETCONNECTIONS INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                               QUARTER-ENDED       ONE MONTH ENDED        YEAR-TO-DATE
                                                                  31-MAR                30-APR               30-APR
                                                              ----------------------------------------------------------
                                                                   2002                   2002                 2002
------------------------------------------------------------------------------------------------------------------------
                                                                                      (unaudited)          (unaudited)
Revenue:
        Service and Installation Revenues                      $        -           $        -            $         -
        Sales Returns and Allowances
------------------------------------------------------------------------------------------------------------------------
   Service and installation, net                               $        -           $        -            $         -
------------------------------------------------------------------------------------------------------------------------

Cost of Services:
   Network and service costs                                             (8)                    (8)       $         (16)

Operating Expenses:
   Selling, marketing, general and administrative                     3,088                  1,312        $       4,400
   Depreciation and amortization                                          5                               $           5

------------------------------------------------------------------------------------------------------------------------
       Total Cost of Operations                                $      3,085         $        1,304        $       4,389
------------------------------------------------------------------------------------------------------------------------

Loss from operations                                           $     (3,085)        $       (1,304)       $      (4,389)
------------------------------------------------------------------------------------------------------------------------


Interest income                                                         658                    264        $         922
Interest expense (including amortized debt                                -                               $         -
   discount and issue costs)                                                                              $         -
Gains(Loss)  on Liquidation of Assets                                                         (468)       $        (468)
Gains(Loss) on Settlement of Bankruptcy Claims                        1,024                    (65)       $         959
Other income                                                             21                    (18)       $           3
------------------------------------------------------------------------------------------------------------------------
       Total other income (expense)                            $      1,703         $         (287)       $       1,416
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================
NET LOSS                                                       $     (1,382)        $       (1,591)       $      (2,973)
========================================================================================================================

                           RHYTHMS NETCONNECTIONS INC.
                                GROSS WAGES PAID
                                     APR-02

                               PAY PERIOD                           AMOUNT
                               ----------                           ------
Pay- period ending 4/5/02                                              230,368
Pay-period ending 4/19/02                                               37,561
                                                               ----------------
                                                                       267,929
                                                               ================


All wage obligations are paid by the Debtor, Rhythms NetConnections Inc. No wages are paid by Rhythms Links, Rhythms Links VA, Rhythms Leasing or Rhythms Canada.

       DESCRIPTION         PAYROLL TAX WITHHELD      PAYROLL TAX INCURRED        PAYROLL TAX PAID
       -----------         --------------------      --------------------        ----------------
FIT WITHHELD                             60,900                                            60,900    \
MEDICARE WITHHELD                         3,340                                             3,340     \
OASDI WITHHELD                            9,877                                             9,877      \
COLORADO SIT WITHHELD                    10,515                                            10,515      /     APRIL 5, 2002
MEDICARE PAYABLE                                                    3,340                   3,340     /
OASDI PAYABLE                                                       9,877                   9,877    /


FIT WITHHELD                              9,114                                             9,114    \
MEDICARE WITHHELD                           545                                               545     \
OASDI WITHHELD                              421                                               421      \
COLORADO SIT WITHHELD                     1,596                                             1,596      /     APRIL 19, 2002
MEDICARE PAYABLE                                                      545                     545     /
OASDI PAYABLE                                                         421                     421    /

                          ------------------------------------------------------------------------
                                         96,308                    14,183                 110,491
                          ========================================================================

Rhythms NetConnections                            RHYTHMS NETCONNECTIONS
Schedule of Payments                              SCHEDULE OF TAX PAYMENTS
Transactional Tax, Property Tax, Other            Apr-02
                       Mar-02

        Tax Type                Check Date                         VENDOR NAME                        AMOUNT
        --------                ----------                         -----------                        ------
Property Tax                         17-Apr-02 DOUGLAS COUNTY TREASURER                                   23,614.37

Sales Tax                            29-Apr-02 ARIZONA, DEPT OF REVENUE                                    2,519.76
Sales Tax                            29-Apr-02 CALIFORNIA, STATE BOARD OF EQUALIZATION                    32,214.00
Sales Tax                            29-Apr-02 COLORADO DEPARTMENT OF REVENUE                             10,831.00
Sales Tax                            29-Apr-02 DC OFFICE OF TAX AND REVENUE                                   85.95
Sales Tax                            29-Apr-02 ILLINOIS DEPARTMENT OF REVENUE                              8,355.22
Sales Tax                            29-Apr-02 MARYLAND, STATE OF                                          1,356.75
Sales Tax                            29-Apr-02 MASSACHUSETTS, DEPT OF REVENUE                              4,716.77
Sales Tax                            29-Apr-02 MICHIGAN, STATE OF                                          2,720.94
Sales Tax                            29-Apr-02 MINNESOTA DEPT. OF REVENUE                                  2,621.84
Sales Tax                            29-Apr-02 NEW JERSEY SALES AND USE TAX                                  400.63
Sales Tax                            29-Apr-02 NEW YORK STATE SALES TAX                                    2,408.54
Sales Tax                            29-Apr-02 NORTH CAROLINA, DEPT OF REVENUE                               592.09
Sales Tax                            29-Apr-02 OHIO DEPARTMENT OF TAXATION                                 3,589.14
Sales Tax                            29-Apr-02 PENNSYLVANIA, DEPARTMENT OF REVENUE                           256.09
Sales Tax                            29-Apr-02 VIRGINIA, DEPARTMENT OF TAXATION                               95.07
Sales Tax                            29-Apr-02 WASHINGTON STATE DEPARTMENT OF REVENUE                      9,072.06
Sales Tax                            29-Apr-02 WISCONSIN DEPT OF REVENUE                                   3,861.84

                                                                                                    ----------------
                                               TOTAL                                                     109,312.06
                                                                                                    ================